SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       August 20, 2002

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Wabasha Street North, St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code:      651-293-2233

(Not applicable)

(Former name or former address, if changed from last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On August 20, 2002, Ecolab Inc. (“Ecolab”) announced that, effective immediately, Mr. Douglas M. Baker, Jr. has been promoted to the office of President and Chief Operating Officer.  Mr. Allan L. Schuman will continue in his position as Chairman of the Board and Chief Executive Officer.

A copy of the News Release issued by Ecolab in connection with this Item 5 is attached as Exhibit 99.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

(99)  Ecolab Inc. News Release dated August 20, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

By:	/s/Timothy P. Dordell
Timothy P. Dordell
Assistant Secretary

Date:  August 20, 2002

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated August 20, 2002.	Filed herewith electronically.